Exhibit 99.1

BEN Announces Private Placement at Premium to Market Price,

Promotion of Paul Chang to Co-CEO

JACKSON, WY – May 29, 2024 – Brand Engagement Network Inc. (“BEN”) (Nasdaq: BNAI), an emerging provider of personalized customer engagement AI, today announced it has closed a private placement with existing investors of its common stock and warrants to purchase common stock in the aggregate amount of $4.95 million, providing the Company with increased financial flexibility to continue the development of its human-like, business-safe conversational AI assistants. Concurrently, BEN announced that Paul Chang has been promoted to Co-CEO, bringing his unique perspective to the leadership team alongside Co-CEO Michael Zacharski.

“The moves we are announcing today represent a powerful vote of confidence in our strategy from our Board, executive team, and our existing investors,” said the Chairman of BEN’s Board of Directors, Chris Gaertner. “This investment will allow BEN to continue to fund its business plan as it seeks to execute on its growth and revenue strategies.”

The investment, which was backed by a group of existing BEN shareholders, includes a combination of stock and warrants to purchase common stock and was priced at $2.50 per share, materially above the current trading price of the Company’s common stock. Certain members of the investor group have also agreed to provide the Company with additional capital through the exercise of their warrants if the Company is unable to raise an additional $3.25 million by October 31, bringing the total investment to $8.25 million.

Concurrently, Paul Chang has been promoted to Co-CEO alongside Co-CEO Michael Zacharski. Mr. Chang joined BEN as its Global President in May 2023 after 18 years at IBM creating new markets for emerging technologies and roles at multiple start-ups. As Co-CEO, Mr. Chang will have responsibility over the entire BEN commercial operations focused on market validation and commercial growth of the business. Mr. Zacharski will focus on inorganic growth opportunities, including through M&A and other strategic transactions.

“I am thrilled to take on the role of Co-CEO,” said Paul Chang, Co-CEO of BEN. “As we transition into delivering value to our customers by commercializing our safe and comprehensive Gen AI Platform, BEN is well positioned both financially and technologically to execute our plans. With our unique design and architecture as well as portfolio of patents, we hope to demonstrate to the market that our AI Assistants are ready to contribute to businesses in areas that can increase CX, help to complete tasks, and fuel their growth.”

Michael Zacharski, Co-CEO of BEN said, “This is a pivotal time for the AI industry, and we’re excited about the prospect of partnering with organizations that complement our vision and capabilities. I am excited to focus on furthering the Company’s M&A strategy, which we believe will be core to our business strategy moving forward.”

About BEN

BEN (Brand Engagement Network) is a leading provider of conversational AI technology and human-like AI avatars headquartered in Jackson, WY. BEN delivers highly personalized, multi-modal (text, voice, and vision) AI engagement, with a focus on industries where there is a massive workforce gap and an opportunity to transform how consumers engage with networks, providers, and brands. The backbone of BEN’s success is a rich portfolio of conversational AI applications that drive better customer experience, increased automation and operational efficiencies. Powered by a proprietary large language model developed based on years of research and development from leading experts in AI and advanced security methodologies, BEN seeks to partner with companies with complementary capabilities and networks to enable meaningful business outcomes.

Additional information about BEN can be found here: https://beninc.ai/.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of BEN to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside BEN;’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: failure to realize the anticipated benefits of the Business Combination; risks relating to the uncertainty of the projected financial information with respect to BEN; BEN’s history of operating losses; BEN’s need for additional capital to support its present business plan and anticipated growth; technological changes in BEN’s market; the value and enforceability of BEN’s intellectual property protections; BEN’s ability to protect its intellectual property; BEN’s material weaknesses in financial reporting; and BEN’s ability to navigate complex regulatory requirements; the ability to maintain the listing of BEN’s securities on a national securities exchange; the ability to implement business plans, forecasts, and other expectations; the effects of competition on BEN’s business; the risks of operating and effectively managing growth, including through mergers and acquisitions and other inorganic growth opportunities, in evolving and uncertain macroeconomic conditions, such as high inflation and recessionary environments; and continuing risks relating to the COVID 19 pandemic. The foregoing list of factors is not exhaustive.

BEN cautions that the foregoing list of factors is not exclusive. BEN cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. BEN does not undertake nor does it accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based and it does not intend to do so unless required by applicable law. Further information about factors that could materially affect BEN, including its results of operations and financial condition, is set forth under “Risk Factors” in BEN’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q subsequently filed with the Securities and Exchange Commission.

BEN Contacts

Investors:

Ryan Flanagan, ICR

ryan.flanagan@icrinc.com

Media:

Dan Brennan, ICR

dan.brennan@icrinc.com